    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 18, 1997

                                                      REGISTRATION NO.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            ------------------------

                                  NAC RE CORP.

               (Exact name of issuer as specified in its charter)

                  DELAWARE                                      13-3297840
       (State or other jurisdiction of                       (I.R.S. Employer
       incorporation or organization)                       Identification No.)

             ONE GREENWICH PLAZA
           GREENWICH, CONNECTICUT                               06836-2568
  (Address of principal executive offices)                      (Zip Code)

                   NAC RE CORP. EMPLOYEE STOCK PURCHASE PLAN

                            (Full title of the plan)

                              MARTHA G. BANNERMAN

                        VICE PRESIDENT & GENERAL COUNSEL

                                  NAC RE CORP.

                              ONE GREENWICH PLAZA

                            GREENWICH, CT 06836-2568

                                 (203) 622-5200

           (Name, address and telephone number of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                                            PROPOSED MAXIMUM    PROPOSED MAXIMUM
         TITLE OF SECURITIES               AMOUNT TO         OFFERING PRICE        AGGREGATE           AMOUNT OF
          TO BE REGISTERED              BE REGISTERED(1)      PER SHARE(2)     OFFERING PRICE(2)    REGISTRATION FEE
Common Stock, $.10 par value.........    100,000 shares         $48.3750           $4,837,500          $1,465.91

(1) The Registration Statement relates to the additional shares of Common Stock issuable under the NAC Re Corp. Employee Stock Purchase Plan.

(2) Estimated solely for the purpose of determining the registration fee. Price per share based on an assumed price of $48.3750 per share, such price being the average of the high and low prices reported in the consolidated reporting system for The New York Stock Exchange on August 14, 1997.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    The contents of the Registration Statements on Form S-8, File Nos. 33-25585 and 33-77494, are incorporated herein by reference.

Item 8. Exhibits.

    The following documents are filed as part of this Registration Statement:

       (4)            Instruments defining rights of security holders, including indentures:

           4.1        Rights Agreement dated as of June 9, 1988 by and between NAC Re Corporation and
                      American Stock Transfer and Trust Company (the "Rights Agreement") incorporated herein by reference to Exhibit A to the Current Report on Form 8-K filed June 24,
                      1988

           4.2        First Amendment to the Rights Agreement dated as of March 28, 1990 incorporated herein by reference to Exhibit A to the Current Report on Form 8-K filed April 2,
                      1990

           4.3        Second Amendment to the Rights Agreement dated as of September 13, 1990 incorporated herein by reference to Exhibit 4.3 to the Current Report on Form 8-K filed September 21, 1990

           4.4        Restated Certificate of Incorporation of NAC Re incorporated herein by reference to Exhibit 3.1 to the Annual Report on Form 10-K of NAC Re for the year ended
                      December 31, 1990

           4.5        Bylaws of NAC Re as amended through June 9, 1988 incorporated herein by reference to Exhibit 3.2 to the Annual Report on Form 10-K of NAC Re for the year ended
                      December 31, 1988

           4.6        Second Amended and Restated NAC Re Corp. Employee Stock Purchase Plan
                      incorporated herein by reference to Exhibit B to the definitive Proxy Statement filed with the Securities and Exchange Commission on March 26, 1997

      (15)            Letter re unaudited interim financial information

      (23)            Consent of Ernst & Young

      (24)            Powers of attorney

                                   SIGNATURES

    The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut, on August 18, 1997.

                                NAC RE CORP.
                                (Registrant)

                                By:              /s/ CELIA R. BROWN
                                     -----------------------------------------
                                                   Celia R. Brown
                                                     SECRETARY

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

    RONALD L. BORNHUETTER*      Chairman of the Board
------------------------------    and Chief Executive         August 18, 1997
     Ronald L Bornhuetter         Officer

   NICHOLAS M. BROWN, JR.*
------------------------------  President and                 August 18, 1997
    Nicholas M. Brown, Jr.        Chief Operating Officer

      ROBERT A. BELFER*
------------------------------  Director                      August 18, 1997
       Robert A. Belfer

      JOHN P. BIRKELUND*
------------------------------  Director                      August 18, 1997
      John P. Birkelund

      C. W. CARSON, JR.*
------------------------------  Director                      August 18, 1997
       C.W. Carson, Jr.

         DAN CIAMPA*
------------------------------  Director                      August 18, 1997
          Dan Ciampa

        TODD G. COLE*
------------------------------  Director                      August 18, 1997
         Todd G. Cole

       MICHAEL G. FITT*
------------------------------  Director                      August 18, 1997
       Michael G. Fitt

     DANIEL J. MCNAMARA*
------------------------------  Director                      August 18, 1997
      Daniel J. McNamara

       STEPHEN ROBERT*
------------------------------  Director                      August 18, 1997
        Stephen Robert

     WENDY J. STROTHMAN*
------------------------------  Director                      August 18, 1997
      Wendy J. Strothman

   HERBERT S. WINOKUR, JR.*
------------------------------  Director                      August 18, 1997
   Herbert S. Winokur, Jr.

     /s/ JEROME T. FADDEN       Vice President, Chief
------------------------------    Financial                   August 18, 1997
       Jerome T. Fadden           Officer and Treasurer

    * By CELIA R. BROWN, his or her attorney-in-fact and agent, pursuant to a power of attorney, a copy of which has been filed with the Securities and Exchange Commission as Exhibit 24 hereto.

                                By:              /s/ CELIA R. BROWN
                                     -----------------------------------------
                                                   Celia R. Brown
                                                     SECRETARY

                               INDEX TO EXHIBITS

        (4)                    --  Instruments defining rights of security holders, including indentures:

                   4.1         --  Rights Agreement dated as of June 9, 1988 by and between NAC Re
                                   Corporation and American Stock Transfer and Trust Company (the "Rights
                                   Agreement") incorporated herein by reference to Exhibit A to the Current
                                   Report on Form 8-K filed June 24, 1988

                   4.2         --  First Amendment to the Rights Agreement dated as of March 28, 1990 incorporated herein by reference to Exhibit A to the Current Report on
                                   Form 8-K filed April 2, 1990

                   4.3         --  Second Amendment to the Rights Agreement dated as of September 13, 1990 incorporated herein by reference to Exhibit 4.3 to the Current Report on
                                   Form 8-K filed September 21, 1990

                   4.4         --  Restated Certificate of Incorporation of NAC Re incorporated herein by reference to Exhibit 3.1 to the Annual Report on Form 10-K of NAC Re for
                                   the year ended December 31, 1990

                   4.5         --  Bylaws of NAC Re as amended through June 9, 1988 incorporated herein by reference to Exhibit 3.2 to the Annual Report on Form 10-K of NAC Re for
                                   the year ended December 31, 1988

                   4.6         --  Second Amended and Restated NAC Re Corp. Employee Stock Purchase Plan
                                   incorporated herein by reference to Exhibit B to the definitive Proxy
                                   Statement filed with the Securities and Exchange Commission on March 26,
                                   1997

       (15)                    --  Letter re unaudited interim financial information

       (23)                    --  Consent of Ernst & Young

       (24)                    --  Powers of attorney